Supplemental Operating & Financial Data Third Quarter Ended September 30, 2018 Exhibit 99.2

Table of Contents 242, 242, 242 Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15-17

Financial Summary Consolidated Statements of Operations 242, 242, 242 Includes $0.2 million, $0.5 million, $0.9 million and $0.9 million of contingent rent (based on a percentage of the tenant's gross sales at the leased property) during the three months ended September 30, 2018 and 2017 and the nine months ended September 30, 2018 and 2017, respectively.     Three Months Ended September 30,   Nine Months Ended September 30, (unaudited, in thousands except share and per share data)   2018   2017   2018   2017 Revenues:                 Rental revenue1   $ 25,496 $ 13,427 $ 67,119 $ 36,105 Interest income on loans and direct financing leases   220   65   379   230 Other revenue   26   88   75   648 Total revenues   25,742   13,580   67,573   36,983 Expenses:                 Interest   6,563   6,317   23,474   15,192 General and administrative   3,529   2,336   9,872   6,612 Property expenses   494   389   1,221   1,077 Depreciation and amortization   8,763   5,154   22,842   13,241 Provision for impairment of real estate 770 857 3,526 1,436 Total expenses   20,119   15,053   60,935   37,558 Other operating income: Gain on dispositions of real estate, net   1,455   1,974   5,100   3,736 Income from operations 7,078 501 11,738 3,161 Other income:                 Interest 655 12 719 23 Income before income tax expense (benefit)   7,733   513   12,457   3,184 Income tax expense (benefit) 26 (9) 143 33 Net income   7,707   522   12,314   3,151 Net income attributable to non-controlling interests (2,383) — (2,482) — Net income attributable to stockholders and members   $ 5,324   $ 522   $ 9,832   $ 3,151 Basic weighted-average shares outstanding   42,364,754             Basic net income per share $ 0.12 Diluted weighted-average shares outstanding   61,472,675             Diluted net income per share $ 0.12 Dividends declared per share   $ 0.22

Financial Summary Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO) 242, 242, 242     Three Months Ended September 30,   Nine Months Ended September 30, (unaudited, in thousands)   2018   2017   2018   2017 Net income   $ 7,707   $ 522   $ 12,314   $ 3,151 Depreciation and amortization of real estate   8,762   5,153   22,839   13,239 Provision for impairment of real estate   770   857   3,526   1,436 Gain on dispositions of real estate   (1,455)   (1,974)   (5,100)   (3,736) Funds from Operations   15,784   4,558   33,579   14,090 Adjustments:                 Straight-line rental revenue, net   (2,198)   (1,116)   (5,715)   (3,076) Non-cash interest expense   817   552   1,982   1,310 Non-cash compensation expense   1,051   182   1,398   581 Amortization of market lease-related intangibles   154   584   284   727 Amortization of capitalized lease incentives   39   34   116   101 Capitalized interest expense   (78)   (74)   (214)   (149) Transaction costs   32   —   58   — Adjusted Funds from Operations   $ 15,601   $ 4,720   $ 31,488   $ 13,584                   Net income per share:                 Basic   $ 0.12             Diluted   $ 0.12             FFO per share:                 Basic   $ 0.25             Diluted   $ 0.25             AFFO per share:                 Basic   $ 0.25             Diluted   $ 0.25

Financial Summary Consolidated Balance Sheets 242, 242, 242     September 30, 2018   December 31, 2017 (in thousands, except share, per share, unit and per unit amounts)   (unaudited)   (audited)           ASSETS         Investments:         Real estate investments, at cost:         Land and improvements   $ 392,831   $ 278,985 Building and improvements   828,944   584,385 Lease incentive   2,544   2,275 Construction in progress   3,932   4,076 Intangible lease assets   64,542   62,453 Total real estate investments, at cost   1,292,793   932,174 Less: accumulated depreciation and amortization   (43,630)   (24,825) Total real estate investments, net   1,249,163   907,349 Loans and direct financing lease receivables, net   13,049   2,725 Real estate investments held for sale, net   1,407   4,173 Net investments   1,263,619   914,247 Cash and cash equivalents   73,271   7,250 Restricted cash   809   12,180 Straight-line rent receivable, net   11,213   5,498 Prepaid expenses and other assets, net   6,048   3,045 Total assets   $ 1,354,960   $ 942,220           LIABILITIES AND EQUITY         Secured borrowings, net of deferred financing costs   $ 507,481   $ 511,646 Notes payable to related party   —   230,000 Intangible lease liabilities, net   11,885   12,321 Intangible lease liabilities held for sale, net   —   129 Dividend payable   14,068   — Accrued liabilities and other payables   6,634   6,722 Total liabilities   540,068   760,818 Commitments and contingencies   —   — Stockholders' equity:         Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of September 30, 2018   —   — Common stock, $0.01 par value; 500,000,000 authorized; 43,749,092 issued and outstanding as of September 30, 2018   431   — Additional paid-in capital   568,369   — Distributions in excess of cumulative earnings   (4,253)   — Members' equity:         Class A units, $1,000 per unit, 83,700 issued and outstanding as of December 31, 2017   —   86,668 Class B units, 8,550 issued, 1,610 vested and outstanding as of December 31, 2017   —   574 Class C units, $1,000 per unit, 91,450 issued and outstanding as of December 31, 2017   —   94,064 Class D Units, 3,000 issued, 600 vested and outstanding as of December 31, 2017   —   96 Total stockholders' / members' equity   564,547   181,402 Non-controlling interests   250,345   - Total equity   814,892   181,402 Total liabilities and equity   $ 1,354,960   $ 942,220

Financial Summary GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all acquisitions and dispositions of real estate investments made during the three months ended September 30, 2018 had occurred on July 1, 2018.     Three Months Ended (unaudited, in thousands)   September 30, 2018 Net income   $ 7,707 Depreciation and amortization   8,763 Interest expense   6,563 Interest income (655) Income tax expense   26 EBITDA 22,404 Provision for impairment of real estate   770 Gain on dispositions of real estate (1,455) EBITDAre   21,719 Adjustment for current quarter acquisition and disposition activity1 1,650 Adjusted EBITDAre - Current Estimated Run Rate   23,369 General and administrative 3,529 Adjusted net operating income ("NOI")   26,898 Straight-line rental revenue, net1 (2,156) Amortization of market lease-related intangibles   154 Amortization of capitalized lease incentives 39 Adjusted Cash NOI   $ 24,935 Annualized EBITDAre   $ 86,876 Annualized Adjusted EBITDAre $ 93,476 Annualized Adjusted NOI   $ 107,592 Annualized Adjusted Cash NOI $ 99,740

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

		September 30, 2018	Rate	Maturity[1]
Secured debt:				
Series 2016-1, Class A	$	256,124	4.45%	3.2 years
Series 2016-1, Class B		17,243	5.43%	3.2 years
Series 2017-1, Class A		228,024	4.10%	5.8 years
Series 2016-1, Class B		15,669	5.11%	5.8 years
Total secured debt		517,060	4.35%	4.4 years
Unsecured debt:				
Revolving credit facility[2]		—	LIBOR plus 1.45% to 2.15%	3.7 years
Total unsecured debt		—		
Gross debt		517,060	4.35%	4.4 years
Less: cash & cash equivalents		(73,271)		
Less: restricted cash deposits held for the benefit of lenders		(808)		
Net debt		442,981		
Equity:				
Preferred stock		—		
Common stock & OP units (62,805,644 shares @ $14.19/share)[3]		891,212		
Total equity		891,212		
Total enterprise value ("TEV")	$	1,334,193		
Net Debt / TEV		33.2%		
Net Debt / Annualized EBITDAre		5.1x		
Net Debt / Annualized Adjusted EBITDAre		4.7x		

1. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2016-1 notes mature in November 2046 but have an anticipated repayment date of November 2021. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024. The Series 2016-1 notes can be prepaid without penalty starting on November 26, 2019. The Series 2017-1 notes can be prepaid without penalty starting on November 26, 2021.
2. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $300 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
3. Common equity & units as of September 30, 2018, based on 43,749,092 common shares outstanding (including unvested restricted share awards) and 19,056,552 OP units held by non-controlling interests, and share price as of the close of trading on September 28, 2018.

6 Supplemental Financial and Operating Information | As of September 30, 2018 ESSENTIAL PROPERTIES

Net Investment Activity

Investment Summary



$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$0
Investment Activity ($000s)
$112,514
$143,779
$91,526
$138,653
$160,366
$64,098
$214,427
$133,129

Investments	4Q 2016	1Q 2017	2Q 2017	3Q 2017	4Q 2017	1Q 2018	2Q 2018	3Q 2018[5]
Number of Transactions	11	12	11	18	21	16	23	34
Property Count	62	35	37	50	90	28	86	62
Avg. Investment per Unit (in 000s)	$1,815	$4,108	$2,474	$2,728	$1,742	$2,195	$2,493	$2,032
Cash Cap Rates[1]	7.3%	7.5%	7.6%	7.6%	7.7%	7.8%	7.6%	7.7%
GAAP Cap Rates[2]	8.3%	8.7%	8.9%	8.9%	8.7%	8.3%	8.7%	8.6%
Master Lease %[3]	47%	83%	71%	73%	65%	33%	85%	58%
Sale-Leaseback %[3]	66%	86%	76%	94%	75%	68%	90%	77%
% of Financial Reporting[3]	100%	100%	100%	98%	100%	100%	97%[4]	100%
Rent Coverage Ratio	2.8x	3.1x	4.0x	2.8x	3.1x	2.3x	2.4x	2.7x
Lease Term Years	17.3	17.0	17.3	18.0	15.5	14.1	17.2	16.1

Note: Exclusive of GE Seed Portfolio and nine additional properties that were acquired from GE Capital for $5.7 million.
1. Annualized contractually specified cash base rent for the first full month after the investment divided by the purchase price for the property.
2. GAAP rent for the first twelve months after the investment divided by the purchase price for the property.
3. As a percentage of cash annualized base rent as of September 30, 2018.
4. The Company purchased four properties with no unit-level reporting per the lease; however, the Company was able to receive financials due to an existing relationship with the tenant.
5. Includes a $5.7M mortgage loan that automatically converts to a 20 year master lease in 2019.

7 Supplemental Financial and Operating Information | As of September 30, 2018 ESSENTIAL PROPERTIES

Net Investment Activity Disposition Summary 242, 242, 242 Net of transaction costs. Gains/(losses) based on our aggregate allocated purchase price. Excludes one property sold pursuant to an existing tenant purchase option. Annualized contractually specified cash base rent at time of sale divided by gross sale price (excluding transaction costs) for the property. Property count excludes dispositions in which only a portion of the owned parcel is sold. Excludes the sale of one leasehold property. Dispositions 4Q 2016 1Q 2017 2Q 2017 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Realized Gain/(Loss)1,2 4.8% (0.8%) 8.9% 10.2% 15.9% (1.7%) 9.7%3 (6.6%)6 Cash Cap Rate on Leased Assets4 6.2% 6.5% 6.5% 6.1% 6.4% 6.7% 7.1%3 6.8%6 Leased Properties Sold5 11 3 6 8 9 5 8 17 Vacant Properties Sold5 4 4 8 6 3 1 2 4

Portfolio Summary Portfolio Highlights 242, 242, 242 Investment Properties (#)1 645 Square Footage (MM) 5.5 Tenants (#) 153 Concepts (#) 162 Industries (#) 15 States (#) 42 Weighted Average Remaining Lease Term (Years)3 14.3 Triple-Net Leases (% of Cash ABR) 92.4% Master Leases (% of Cash ABR) 67.2% Sale-Leaseback (% of Cash ABR)2 82.2% Unit-Level Rent Coverage 2.8x Unit-Level Financial Reporting (% of Cash ABR) 97.6% Occupancy (%) 99.8% Top 10 Tenants (% of Cash ABR) 35.0% Average Investment Per Property ($MM) $2.0 Average Transaction Size ($MM)2 $7.5 Total Cash ABR ($MM) $99.8 Includes one land parcel and 11 properties that secured mortgage note receivables. Exclusive of GE Seed Portfolio. Includes a $5.7M mortgage loan that automatically converts to a 20 year master lease in 2019. As of September 30, 2018

Portfolio Summary
Tenant and Industry Diversification

Top 10 Tenant Exposure

Top 10 Tenants	Properties	% of Cash ABR[1]
	77	5.3%
Art Van	5	4.4%
Mister	13	4.2%
ZIPS	15	3.8%
amc	5	3.6%
	13	3.1%
R store	26	2.9%
LATITUDE	3	2.7%
84 LUMBER	19	2.6%
Perkins	13	2.4%
Top 10 Tenants	**189**	**35.0%**
Total	**645**	**100.0%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR[1] ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt ('000s)	Rent Per SqFt[3]
Quick Service	Service	$ 15,127	15.2%	194	523,594	$ 29.28
Car Washes	Service	11,274	11.3%	43	173,666	64.92
Early Childhood Education	Service	10,308	10.3%	44	509,349	20.24
Convenience Stores	Service	9,180	9.2%	76	303,737	30.22
Medical / Dental	Service	9,077	9.1%	75	405,082	22.41
Casual Dining	Service	7,609	7.6%	56	326,846	23.71
Automotive Service	Service	6,588	6.6%	52	368,055	18.17
Family Dining	Service	3,893	3.9%	25	147,198	26.44
Other Services	Service	3,868	3.9%	22	203,268	19.03
Service Subtotal		**$ 76,923**	**77.1%**	**587**	**2,960,794**	**$ 26.14**
Health and Fitness	Experience	7,987	8.0%	17	731,020	10.93
Movie Theatres	Experience	4,213	4.2%	6	293,206	14.37
Entertainment	Experience	1,273	1.3%	3	93,532	13.61
Experience Subtotal		**$ 13,472**	**13.5%**	**26**	**1,117,758**	**$ 12.05**
Home Furnishings	Retail	6,457	6.5%	9	466,777	13.83
Grocery	Retail	316	0.3%	2	50,416	6.27
Retail Subtotal		**$ 6,773**	**6.8%**	**11**	**517,193**	**$ 13.10**
Building Materials	Other	2,643	2.6%	19	896,956	2.95
Total		**$ 99,812**	**100.0%**	**643**	**5,492,701**	**$ 18.23**

1. Represents annualized contractually specified cash base rent in effect on September 30, 2018 for all of our leases (including those accounted for as direct financing leases) commenced as of that date. Includes rental income from five sites under construction.
2. Excludes one vacant site and one land parcel.
3. Calculation excludes properties with no annualized base rent.

10 Supplemental Financial and Operating Information | As of September 30, 2018 ESSENTIAL PROPERTIES

Portfolio Summary

Portfolio Health

Tenant Financial Reporting

Tenant Financial Reporting Requirements	% of Cash ABR
Unit-Level Financial Information	97.4%
Corporate-Level Financial Reporting	98.8%
Both Unit-Level and Corporate-Level Financial Information	96.8%
No Financial Information	0.7%

Unit-Level Coverage by Rent Tranche[1]



< 1.00x 0.7%
1.00x to 1.49x 7.9%
1.50x to 1.99x 17.3%
Not Reported 1.6%
≥ 2.00x 72.5%

Unit-Level Coverage by Tenant Credit[2]



17.5%
20.7%
15.0%
13.0%
11.0%
9.0%
7.0%
5.0%
3.0%
1.0%
(1.0%)
% of Annualized Base Rent
CCC+
B-
B
B+
BB-
BB
BB+
BBB-
BBB
BBB+
A-
A
A+
AA-
Rent Coverage Ratio(x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Unit-Level Coverage by Lease Expiration



39.1%
15.0%
13.0%
11.0%
9.0%
7.0%
5.0%
3.0%
1.0%
(1.0%)
% of Annualized Base Rent
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Thereafter
Rent Coverage Ratio(x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Note: 'NR' means not reported.

1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases.
2. The chart illustrates the portions of annualized base rent as of September 30, 2018 attributable to leases with tenants having specified implied credit ratings based on their Moody's RiskCalc scores. Moody's equates the EDF scores generated using RiskCalc with a corresponding credit rating.

11 Supplemental Financial and Operating Information | As of September 30, 2018 ESSENTIAL PROPERTIES

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR[2]	% of Cash ABR	# of Properties[3]	Wgt. Avg. Coverage[4]
2018	$ -	0.0%	0	-
2019	599	0.6%	10	2.7x
2020	801	0.8%	9	2.7x
2021	900	0.9%	13	3.4x
2022	901	0.9%	7	3.4x
2023	6,982	7.0%	80	3.3x
2024	2,157	2.2%	18	2.8x
2025	293	0.3%	5	4.2x
2026	1,806	1.8%	10	2.2x
2027	9,775	9.8%	54	2.5x
2028	2,875	2.9%	18	3.0x
2029	495	0.5%	4	5.2x
2030	2,297	2.3%	30	3.9x
2031	4,590	4.6%	24	3.6x
2032	11,697	11.7%	77	2.8x
2033	9,884	9.9%	45	2.3x
2034	2,773	2.8%	22	2.3x
2035	-	0.0%	0	0.0x
2036	2,009	2.0%	20	2.2x
2037	23,266	23.3%	105	3.0x
2038	14,095	14.1%	77	2.2x
2039	1,000	1.0%	11	2.9x
2040	617	0.6%	3	3.1x
Total	**$ 99,812**	**100.0%**	**642**	**2.8x**

Leasing Activity – YTD 2018

Leasing Statistics

$(000)s	Renewed Per Terms of Lease	Re-Leased to New Tenant Without Vacancy	Re-Leased to New Tenant After Vacancy	Total Leasing
Prior Cash ABR	$ 896	975	-	$ 1,872
New Cash ABR	862	997	-	1,859
Recovery Rate	96.2%	102.2%	-	99.3%
Number of Leases	9	3	-	12
Average Months Vacant	-	-	-	-
% of Total Cash ABR [5]	-	-	-	1.9%

Vacant Properties at June 30, 2018	4
Expiration Activity	+ 2
Leasing Activity	- 2
Vacant Property Sales	- 3
Vacant Properties at September 30, 2018	**1**

1. Expiration year of contracts in place as of September 30, 2018 and excludes any tenant option renewal periods that have not been exercised.
2. Represents annualized contractually specified cash base rent in effect on September 30, 2018 for all of our leases (including those accounted for as direct financing leases) commenced as of that date. Includes rental income from five sites under construction.
3. Excludes one vacant property, one vacant land parcel and one site with an executed lease that has not commenced as of September 30, 2018.
4. Weighted by Cash ABR as of September 30, 2018.
5. New Cash ABR divided by Total Cash ABR as of September 30, 2018.

12 Supplemental Financial and Operating Information | As of September 30, 2018 ESSENTIAL PROPERTIES

Leasing Summary Same-Store Analysis 242, 242, 242 Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is June 30, 2017, through September 30, 2018. The same-store portfolio for Q3 2018 was comprised of 338 properties and represented 45.5% of our current portfolio as measured by contractual cash rent divided by our cash ABR at September 30, 2018. Contractual Cash Rent: The amount of cash rent our tenants are contractually obligated to pay per the in-place lease as of September 30, 2018; excludes percentage rent that is subject to sales breakpoints per the lease. Defined Terms Same-Store Portfolio Performance   Contractual Cash Rent ($000s) % Type of Business Q3 2018 Q3 2017 Change Experience $ 673 $ 669 0.6% Retail 1,640 1,615 1.6% Service 8,445 8,274 2.1% Industrial 661 648 2.0% Vacant - 11 0.0% Total Same-Store Rent $ 11,419 $ 11,218 1.8% - Property Operating Expense 170 189 -9.9% Total Same-Store NOI $ 11,249 $ 11,029 2.0%

Leasing Summary Lease Escalations 242, 242, 242 Leases contributing 96.9% of cash ABR2 provided for base rent escalation, generally ranging from 1.0% to 4.0% annually, with a weighted average annual escalation rate of 1.5%, which assumes 0% change in annual CPI. 10.2% of contractual rent escalations by cash ABR are CPI-based, while 86.7% are based on fixed percentage or scheduled increases 76.5% of cash ABR derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property Based on cash ABR as of September 30, 2018. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Includes a $5.7M mortgage loan that automatically converts to a 20 year master lease with 1.35% annual escalations in 2019. Lease Escalation Frequency Lease Escalation Type     Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1 Annually3 77.7% 1.7% Every 2 years 0.9 1.0 Every 3 years 0.2 1.3 Every 4 years 0.8 0.8 Every 5 years 14.6 1.1 Other escalation frequencies 2.6 1.1 Flat 3.2 NA Total / Weighted Average 100.0% 1.5%

Glossary Supplemental Reporting Measures 242, 242, 242 FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”) and adjusted funds from operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment writedowns associated with depreciable real estate assets and real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, capitalized interest expense and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Glossary Supplemental Reporting Measures 242, 242, 242 We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these measures are useful to investors in assessing our operating performance and borrowing levels. EBITDA and EBITDAre We calculate EBITDA as earnings (GAAP net income) before interest, income taxes, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDAre are not measurements of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Net Debt Net debt represents our gross debt (defined as total debt plus deferred financing costs, net) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, both of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI NOI and Cash NOI are non-GAAP financial measures used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and amortization of capitalized lease incentives and above- and below-market lease-related intangibles. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We adjust EBITDAre, NOI and Cash NOI based on an estimate calculated as if all acquisition and disposition activity that took place during the current quarter had been made on the first day of the quarter. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all properties owned as of the end of the current quarter. You should not unduly rely on these metrics as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates for a variety of reasons.

Glossary of Supplemental Reporting Measures Other Terms 242, 242, 242 Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date, as well as interest on our mortgage loans receivable. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GE Seed Portfolio GE seed portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs).